                                    Exhibit 99.1

Custom Truck One Source, Inc. Reports Strong Full-Year Pro Forma Combined Revenue, Adjusted EBITDA, and Gross Profit Growth for 2021
KANSAS CITY, MO, March 10, 2022 – Custom Truck One Source, Inc. (NYSE: CTOS, “CTOS,” “we,” “our,” or the “Company”), a leading provider of specialty equipment to the electric utility, telecom, rail and other infrastructure-related end markets, today reported financial results for its fourth quarterly period ended December 31, 2021.
On April 1, 2021, the Company, formerly known as Nesco Holdings, Inc. (“Nesco Holdings”), through its subsidiary, closed on the acquisition (the “Acquisition”) of Custom Truck One Source, L.P. (“Custom Truck LP”). The Acquisition creates a leading, one-stop shop for specialty equipment serving highly attractive and growing infrastructure end markets, including electric utility transmission and distribution (“T&D"), telecom, rail and other national infrastructure initiatives. Our reported results include Custom Truck LP only for the period subsequent to the Acquisition. We also provide key operational metrics on a combined basis and pro forma combined results of operations for the three and twelve-month periods ended December 31, 2021 and 2020, in accordance with Article 11 of Regulation S-X, assuming the Acquisition had occurred on January 1, 2020. We believe such combined information is useful to compare how the combined company has performed over time.
Following the Acquisition, we expanded our reporting segments from two segments to three segments. The Equipment Rental Solutions (“ERS”) segment encompasses our core rental business, inclusive of sales of rental equipment to our customers. The Truck and Equipment Sales (“TES”) segment encompasses our specialized truck and equipment production and sales activities. Finally, the Aftermarket Parts and Services (“APS”) segment encompasses sales and rentals of parts, tools and other supplies to our customers, as well as our aftermarket repair service operations.
CTOS Fourth Quarter and Full-Year Highlights

•Total quarterly revenue of $356.4 million and annual revenue of $1,167.2 million, driven primarily by continued strong demand from our end markets
•Quarterly gross profit improvement of $12.6 million, or 19.3%, to $77.9 million compared to $65.3 million for third quarter 2021
•Full-year gross profit of $210.0 million
•Quarterly net loss of $3.7 million, including $9.1 million related to the Acquisition and integration related expenses and purchase accounting inventory mark-up amortization of $1.4 million, compared to a net loss of $20.5 million in third quarter 2021
•Full-year net loss of $181.5 million, including $51.8 million related to the Acquisition and integration related expenses, $61.7 million loss on extinguishment of debt, and purchase accounting inventory mark-up amortization of $18.2 million
•Quarterly Adjusted EBITDA of $95.6 million compared to $84.4 million in third quarter 2021 and year ended December 31, 2021, Adjusted EBITDA of $277.8 million compared to $118.6 million for the year ended December 31, 2020
•Cash flow from operating activities of $138.9 million, or $90.2 million including net repayments on non-trade floorplan financing, for the twelve months ended December 31, 2021

CTOS Fourth Quarter and Full-Year Pro Forma Highlights
Pro forma fourth quarter and year-end highlights are presented for the three months ended December 31, 2021 compared to the three months ended December 31, 2020, and the year ended December 31, 2021, compared to the year ended December 31, 2020 in accordance with Article 11 of Regulation S-X, as if the Acquisition had been completed on January 1, 2020.

•Total full-year pro forma revenue increased 9.4% to $1,483.6 million, driven primarily by a 14.7% increase in equipment sales revenue
•Full-year pro forma gross profit increased 16.4% to $278.4 million
•Full-year pro forma gross profit excluding rental equipment depreciation, increased 9.0% to $462.1 million
•Full-year pro forma net loss of $90.5 million (quarterly net loss of $2.7 million), compared to full-year pro forma net loss of $96.4 million in 2020 (quarterly net income of $11.3 million)
•Full-year pro forma Adjusted EBITDA increased 9.5% to $323.1 million, after expensing $9.8 million of charges taken during the second quarter primarily related to increased reserves of leasing receivables and inventories. Absent these expenses, pro forma Adjusted EBITDA for the year would have been $332.9 million
•Quarterly pro forma Adjusted EBITDA increased 14.9% to $95.6 million
•Increased OEC on rent by $48.4 million to $1,151.96 million compared to $1,103.56 million for third quarter 2021
•Equipment sales order backlog grew 21.6% to $411.6 million compared to $338.5 million for third quarter 2021 and 169.2% compared to $152.9 million from the year ended December 31, 2020

“Our strong fourth quarter results capped off a year of significant achievement for the company, which, along with continued strong fundamentals in our end markets, provides a solid basis for our positive outlook for 2022,” said Fred Ross, Chief Executive Officer of CTOS. “Our employees met the challenges presented by the integration, as well as issues outside of our control, such as supply chain constraints and inflationary pressures, to achieve these results. Customer demand across all three of our business segments remains very strong and we continue to see the benefits of our unique business model and our significant scale. As we head further into 2022, we look forward to continuing to deliver the unrivaled service that our customers have come to expect from us and driving significant value for our shareholders.”

Summary Actual Financial Results

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30, 2021 Actual
(in $000s)	2021 Actual	2020 Actual	2021 Actual	2020 Actual
Rental revenue	$114,131	$51,387	$370,067	$195,490	$109,108
Equipment sales	212,509	18,004	695,334	56,632	217,163
Parts and services revenue	29,799	13,864	101,753	50,617	31,034
Total revenue	$356,439	$83,255	$1,167,154	$302,739	$357,305
Gross profit	$77,852	$23,067	$210,013	$76,443	$65,252
Net income (loss)	$(3,713)	$(7,331)	$(181,501)	$(21,277)	$(20,525)
Adjusted EBITDA[1]	$95,589	$32,319	$277,784	$118,568	$84,423
1 - Adjusted EBITDA is a non-GAAP financial measure. Further information and reconciliations for our non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the U.S. (“GAAP”) is included at the end of this press release.
Summary Pro Forma Financial Results1
The summary combined financial data below is presented on a pro forma basis to give effect to the following as if they occurred on January 1, 2020: (i) the acquisition of Custom Truck LP and related impacts of purchase accounting, (ii) borrowings under the new debt structure and (iii) repayment of previously existing debt of Nesco Holdings and Custom Truck LP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in $000s)	2021 Pro Forma	2020 Pro Forma	2021 Pro Forma	2020 Pro Forma
Rental revenue	$114,131	$109,373	$422,040	$410,498
Equipment sales	212,509	265,949	941,289	820,934
Parts and services revenue	29,799	30,157	120,296	125,049
Total revenue	$356,439	$405,479	$1,483,625	$1,356,481
Gross profit	$79,236	$80,400	$278,418	$239,201
Net income (loss)	$(2,675)	$11,262	$(90,521)	$(96,415)
Adjusted EBITDA[2]	$95,589	$83,162	$323,118	$295,067
1 - The above pro forma information is presented for the three-month periods ended December 31, 2021 and 2020, and twelve-month periods ended December 31, 2021 and 2020, in accordance with Article 11 of Regulation S-X. The information presented gives effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) borrowings under the senior secured notes and the asset-based credit facility used to repay certain debt in connection with the Acquisition, (iii) extinguishment of Custom Truck LP's prior credit facility and term loan borrowings assumed in the Acquisition and immediately repaid on April 1, 2021, and (iv) extinguishment of Nesco Holdings’ prior credit facility and its senior secured notes repaid in connection with the Acquisition. The pro forma information is not necessarily indicative of the Company’s results of operations had the Acquisition been completed on January 1, 2020, nor is it necessarily indicative of the Company’s future results. The pro forma information does not reflect any cost savings from operating efficiencies, synergies, or revenue opportunities that could result from the Acquisition.
2 - Adjusted EBITDA is a non-GAAP financial measure. Further information and reconciliations for our non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the U.S. (“GAAP”) is included at the end of this press release.
Summary Actual Financial Results by Segment
Segment performance presented below for the three and twelve months ended December 31, 2021, and for the three months ended September 30, 2021, includes Custom Truck LP from April 1, 2021 to December 31, 2021. Segment performance for the three and twelve months ended December 31, 2020, represents that of Nesco Holdings before the acquisition of Custom Truck LP and, therefore, is not comparable.

Equipment Rental Solutions

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30, 2021
(in $000s)	2021	2020	2021	2020
Rental revenue	$109,622	$47,240	$354,557	$179,933	$105,124
Equipment sales	35,294	11,948	105,435	31,533	27,101
Total revenue	144,916	59,188	459,992	211,466	132,225
Cost of rental revenue	26,961	17,224	94,644	56,140	24,622
Cost of equipment sales	29,605	9,160	90,420	25,614	19,546
Depreciation of rental equipment	43,752	18,311	151,954	74,376	49,125
Total cost of revenue	100,318	44,695	337,018	156,130	93,293
Gross profit	$44,598	$14,493	$122,974	$55,336	$38,932

Truck and Equipment Sales

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30, 2021
(in $000s)	2021	2020	2021	2020
Equipment sales	$177,215	$6,056	$589,899	$25,099	$190,062
Cost of equipment sales	153,844	4,951	528,024	21,792	172,445
Gross profit	$23,371	$1,105	$61,875	$3,307	$17,617

Aftermarket Parts and Services

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30, 2021
(in $000s)	2021	2020	2021	2020
Rental revenue	$4,509	$4,147	$15,510	$15,557	$3,984
Parts and services revenue	29,799	13,864	101,753	50,617	31,034
Total revenue	34,308	18,011	117,263	66,174	35,018
Cost of revenue	22,243	9,596	86,943	44,218	25,287
Depreciation of rental equipment	2,182	946	5,156	4,156	1,028
Total cost of revenue	24,425	10,542	92,099	48,374	26,315
Gross profit	$9,883	$7,469	$25,164	$17,800	$8,703

Summary Combined Operating Metrics
The combined operating metrics presented below are presented for the three and twelve-month periods ended December 31, 2021 and 2020 as if Custom Truck LP and Nesco Holdings had operated together for all periods.

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30, 2021
(in $000s)	2021	2020	2021	2020
Ending OEC(a) (as of period end)	$1,363,451	$1,342,497	$1,363,451	$1,342,497	$1,371,746
Average OEC on rent(b)	$1,151,959	$1,082,433	$1,097,200	$1,020,004	$1,103,562
Fleet utilization(c)	83.7%	78.2%	81.2%	75.3%	81.4%
OEC on rent yield(d)	39.4%	37.0%	38.0%	38.1%	38.0%
Sales order backlog(e) (as of period end)	$411,636	$152,917	$411,636	$152,917	$338,457
(a) Ending OEC — original equipment cost (“OEC”) is the original equipment cost of units at a given point in time.
(b) Average OEC on rent — Average OEC on rent is calculated as the weighted-average OEC on rent during the stated period.
(c) Fleet utilization — total number of days the rental equipment was rented during a specified period of time divided by the total number of days available during the same period and weighted based on OEC.
(d) OEC on rent yield (“ORY”) — a measure of return realized by our rental fleet during a 12-month period. ORY is calculated as rental revenue (excluding freight recovery and ancillary fees) during the stated period divided by the Average OEC on rent for the same period. For period less than 12 months, the ORY is adjusted to an annualized basis.
(e) Sales order backlog — purchase orders received for products expected to be shipped within the next 12 months, although shipment dates are subject to change due to design modifications or changes in other customer requirements. Sales order backlog should not be considered an accurate measure of future net sales.

Management Commentary
Total revenue for CTOS in 2021 was characterized by strong year-over-year customer demand for new and used equipment, with full-year pro forma revenue increasing 9.4% to $1,483.6 million as compared to full-year pro forma revenue in 2020 of $1,356.5 million. In the fourth quarter total revenue was $356.4 million, a decrease of 0.3% from the third quarter of 2021. Consolidated rental revenue improved to $114.1 million (a 4.6% increase on a sequential quarter basis), compared to $109.1 million in the third quarter of 2021, continuing a trend of high demand related to infrastructure investments in our T&D and Telecom end markets. Pro forma rental revenue increased $4.8 million to $114.1 million in the fourth quarter of 2021, compared to pro forma rental revenue of $109.4 million in the fourth quarter of 2020. Full-year 2021 pro forma rental revenue improved 2.8% to $422.0 million compared to pro forma full-year 2020 rental revenue of $410.5 million. Sales of new and used equipment were $212.5 million in the fourth quarter of 2021, compared to $217.2 million in the third quarter of 2021. The decline in new sales was driven by supply chain challenges, especially at the beginning of the quarter. Pro forma new and used equipment sales decreased $53.4 million to $212.5 million in the fourth quarter of 2021, compared pro forma new and used equipment sales of $265.9 million in the fourth quarter of 2020. Sales order backlog grew to $411.6 million as of the end of the fourth quarter of 2021 compared to $338.5 million as of the end of the third quarter of 2021, representing an increase of 21.6%. Full-year 2021 pro forma equipment sales revenue improved 14.7% to $941.3 million compared to pro forma full-year 2020 equipment sales revenue of $820.9 million. Equipment sales gross profit improved to $29.1 million, or 15.5%, compared to $25.2 million in the third quarter of 2021. Pro forma full-year 2021 gross profit, excluding rental depreciation, was $462.1 million, a 9.0% increase, compared to pro forma full-year 2020 gross profit, excluding rental depreciation, of $424.0 million.
In our ERS segment, demand for equipment remained solid as rental revenue in the fourth quarter of 2021 was $109.6 million compared to $105.1 million in the third quarter of 2021, a 4.3% increase. Fleet utilization improved to 83.7% from 81.4% in the third quarter of 2021. As expected, rental asset sales increased modestly in the fourth quarter as customers looked to consume capital budgets. Gross profit (excluding depreciation) in the segment was $88.4 million, compared to $88.1 million in the third quarter of 2021, representing flat growth on a sequential quarter basis.
Revenue in our TES segment declined 7%, to $177.2 million in the fourth quarter of 2021, from $190.1 million in the third quarter of 2021, as a result of supply chain challenges relating to the segment's inventory suppliers. Despite the impact on fourth quarter sales volume, TES continued to see strength in product demand as sales order backlog grew by 21.6% compared to the end of the third quarter of 2021. On a pro forma basis, sales of new equipment were $212.5 million in the fourth quarter of 2021, compared to $194.8 million in the fourth quarter of 2020, a 1.2% increase.
APS segment revenue decreased by $0.7 million, or 2%, in the fourth quarter of 2021, to $34.3 million, as compared to $35.0 million in the third quarter of 2021, driven by increased focus by service technicians on maintaining the rental fleet and seasonal slowdowns in parts sales.
Net loss was $3.7 million in the fourth quarter of 2021 compared to $20.5 million for the third quarter of 2021, which improved due to gross profit gains and reduced selling, general and administrative expenses.
Adjusted EBITDA for the fourth quarter of 2021 was $95.6 million, compared to $84.4 million for the third quarter of 2021. The increase in Adjusted EBITDA was largely driven by the improvement in rental demand and production efficiencies in both our TES and APS segments. On a full-year basis, 2021 pro forma Adjusted EBITDA $323.1 million, an increase of 9.5% compared to full-year 2020 pro forma Adjusted EBITDA of $295.1 million. Full-year 2021 pro forma Adjusted EBITDA when adjusted for second quarter 2021 inventory and accounts receivables reserve charges of $9.8 million, was $332.9 million, representing a 12.8% improvement compared to full-year 2020 pro forma Adjusted EBITDA.
CTOS had cash and cash equivalents of $35.9 million as of December 31, 2021, and debt outstanding net of cash and cash equivalents (“net debt”), including finance leases, was $1,320.8 million as of December 31, 2021. Our pro forma leverage ratio, which is net debt divided by pro forma EBITDA, was 4.09 as of December 31, 2021. Our pro forma leverage ratio, adjusted for $9.8 million of charges taken during the second quarter primarily related to increased reserves of leasing receivables and inventories, was 3.97 as of December 31, 2021. Availability under the senior secured credit facility was $347.0 million as of December 31, 2021. For the twelve months ended December 31, 2021, we added $188.4 million to our rental fleet ($47.2 million in the three months ended December 31, 2021).
2022 Outlook
Based on the Company’s current sales order backlog and management’s outlook for the rental fleet for remainder of the year, the Company is providing full-year 2022 guidance.

2022 Consolidated Outlook
Revenue	$1,565 million to $1,750 million
Adjusted EBITDA[1]	$385 million to $410 million

2022 Outlook by Segment
	ERS	TES	APS
Revenue	$610 million to $650 million	$825 million to $950 million	$130 million to $150 million
1 - CTOS is not able to forecast net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, customer buyout requests on rentals with rental purchase options, income tax expense and changes in fair value of derivative financial instruments. Adjusted EBITDA should not be used to predict net income as the difference between the two measures is variable.
“Our FY22 outlook reflects the continued strength of our end markets and the exceptional focus by our teams to expand margins across all business lines. The outlook also adequately reflects the risks associated with the current supply chain challenges, which we expect will persist through at least the first half of the year,” said Fred Ross, Chief Executive Officer of CTOS.

CONFERENCE CALL INFORMATION
The Company has scheduled a conference call at 5:00 P.M. Eastern Time on March 10, 2022, to discuss its fourth quarter and full-year 2021 financial results. A webcast will be publicly available at: investors.customtruck.com. To listen by phone, please dial 1-877-425-9470 or 1-201-389-0878. A replay of the call will be available until midnight, Thursday, March 17, 2022, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 13727136.

ABOUT CTOS
CTOS is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. CTOS offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets, including electric lines, telecommunications networks and rail systems. The Company's coast-to-coast rental fleet of more than 9,600 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit investors.customtruck.com.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that the Company's management has made in light of its experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. Important factors, among others, that may affect actual results or outcomes include: difficulty in integrating Nesco Holdings and Custom Truck LP businesses and fully realizing the anticipated benefits of the Acquisition; public health crises such as the COVID-19 pandemic; the cyclicality of demand for our products and services and our vulnerability to industry, regional and national downturns, which impact, among others, our ability to manage our rental equipment; fluctuation of our revenue and operating results; our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner; competition, which may have a material adverse effect on our business by reducing our ability to increase or maintain revenues or profitability; any further increase in the cost of new equipment that we purchase for use in our rental fleet or for our sales inventory; aging or obsolescence of our existing equipment, and the fluctuations of market value thereof; uncertainties in the success of our future acquisitions or integration of companies that we acquire; our inability to recruit and retain the experienced personnel we need to compete in our industries; further unionization of our workforce; disruptions in our information technology systems or a compromise of our system security, limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives; unfavorable conditions in the capital and credit markets and our inability to obtain additional capital as required; our inability to renew our leases upon their expiration; our failure to keep pace with technological developments; our dependence on a limited number of manufacturers and suppliers and on third-party contractors to provide us with various services to assist us with conducting our business; risks related to our operations outside of the United States, including changes in local political or economic conditions, foreign exchange risks and compliance risks with local laws and regulations; potential impairment charges and our inability to collect on contracts with customers; failure of federal and state legislative and regulatory developments that encourage electric power transmission infrastructure spending to translate into demand for our equipment; material disruptions to our operation and manufacturing locations as a result of public health concerns, equipment failures, natural disasters, work stoppages, power outages or other reasons; changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations; our exposure to various risks related to legal proceedings or claims, and our failure to comply with relevant laws and regulations, including those related to occupational health and safety, environment and government contract; significant transaction and transition costs that we will continue to incur following the Acquisition; the interest of our majority shareholder, which may not be consistent with the other shareholders; our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; significant operating and financial restrictions imposed by the agreements governing our existing debt; and uncertainties related to our variable rate indebtedness. For a more complete description of these and other possible risks and uncertainties, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and its subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.
INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
(844) 403-6138
investors@customtruck.com

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
The condensed consolidated statements of operations presented below for the three months ended December 31, 2021, and the twelve months ended December 31, 2021, include the results of Custom Truck LP from April 1, 2021 to December 31, 2021. The condensed consolidated statements of operations for the three and twelve months ended— December 31, 2020, represent those of Nesco Holdings before the acquisition of Custom Truck LP and, therefore, are not comparable.

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30, 2021
(in $000s except per share data)	2021	2020	2021	2020
Revenue
Rental revenue	$114,131	$51,387	$370,067	$195,490	$109,108
Equipment sales	212,509	18,004	695,334	56,632	217,163
Parts sales and services	29,799	13,864	101,753	50,617	31,034
Total revenue	356,439	83,255	1,167,154	302,739	357,305
Cost of Revenue
Cost of rental revenue	28,012	18,508	99,885	61,207	25,932
Depreciation of rental equipment	45,934	19,257	157,110	78,532	50,153
Cost of equipment sales	183,449	14,112	618,444	47,407	191,991
Cost of parts sales and services	21,192	8,311	81,702	39,150	23,977
Total cost of revenue	278,587	60,188	957,141	226,296	292,053
Gross Profit	77,852	23,067	210,013	76,443	65,252
Operating Expenses
Selling, general and administrative expenses	43,844	12,897	155,783	46,409	48,625
Amortization	13,334	919	40,754	3,153	13,334
Non-rental depreciation	1,768	21	3,613	95	873
Transaction expenses	9,065	6,256	51,830	9,538	7,742
Total operating expenses	68,011	20,093	251,980	59,195	70,574
Operating Income (Loss)	9,841	2,974	(41,967)	17,248	(5,322)
Other Expense
Loss on extinguishment of debt	—	—	61,695	—	—
Interest expense, net	19,169	15,384	72,843	63,200	19,045
Financing and other expense (income)	428	(846)	571	5,399	(3,656)
Total other expense	19,597	14,538	135,109	68,599	15,389
Income (Loss) Before Income Taxes	(9,756)	(11,564)	(177,076)	(51,351)	(20,711)
Income Tax Expense (Benefit)	(6,043)	(4,233)	4,425	(30,074)	(186)
Net Income (Loss)	$(3,713)	$(7,331)	$(181,501)	$(21,277)	$(20,525)

Net Income (Loss) Per Share
Basic	$(0.02)	$(0.15)	$(0.75)	$(0.43)	$(0.08)
Diluted	$(0.02)	$(0.15)	$(0.75)	$(0.43)	$(0.08)
——————

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

The condensed consolidated balance sheet as of December 31, 2021, presented below includes Custom Truck LP and, as of December 31, 2020, represents Nesco Holdings before the acquisition of Custom Truck LP and, therefore, is not comparable.

(in $000s)	December 31, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$35,902	$3,412
Accounts receivable, net	168,394	60,933
Financing receivables, net	28,649	—
Inventory	410,542	31,367
Prepaid expenses and other	13,217	7,530
Total current assets	656,704	103,242
Property and equipment, net	108,612	6,269
Rental equipment, net	834,325	335,812
Goodwill	695,865	238,052
Intangible assets, net	327,840	67,579
Deferred income taxes	—	16,952
Operating lease assets	36,014	—
Other assets	24,406	498
Total Assets	$2,683,766	$768,404
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$91,123	$31,829
Accrued expenses	60,337	31,991
Deferred revenue and customer deposits	35,791	975
Floor plan payables - trade	72,714	—
Floor plan payables - non-trade	165,239	—
Operating lease liabilities - current	4,987	—
Current maturities of long-term debt	6,354	1,280
Current portion of finance lease obligations	4,038	5,276
Total current liabilities	440,583	71,351
Long-term debt, net	1,308,265	715,858
Finance leases	5,109	5,250
Operating lease liabilities - noncurrent	31,514	—
Deferred income taxes	15,621	—
Derivative and warrants liabilities	24,164	7,012
Total long-term liabilities	1,384,673	728,120
Commitments and contingencies
Stockholder's Equity (Deficit)
Common stock	25	5
Treasury stock	(3,020)	—
Additional paid-in capital	1,508,995	434,917
Accumulated deficit	(647,490)	(465,989)
Total stockholders' equity (deficit)	858,510	(31,067)
Total Liabilities and Stockholders' Equity (Deficit)	$2,683,766	$768,404

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
The condensed consolidated statement of cash flows presented below for the twelve months ended December 31, 2021, include the cash flows of Custom Truck LP from April 1, 2021 to December 31, 2021. The condensed consolidated statement of cash flows for the twelve months ended December 31, 2020, represents the cash flows of Nesco Holdings before the acquisition of Custom Truck LP and, therefore, is not comparable.

	Twelve Months Ended December 31,
(in $000s)	2021	2020
Operating activities
Net loss	$(181,501)	$(21,277)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization	209,073	84,889
Amortization of debt issuance costs	4,740	3,290
Loss on extinguishment of debt	61,695	—
Provision for losses on accounts receivable	11,103	3,765
Share-based compensation	17,313	2,357
Gain on sales and disposals of rental equipment	(11,636)	(7,996)
Change in fair value of derivative and warrants	6,192	5,303
Deferred tax expense (benefit)	3,863	(28,810)
Other assets	113	—
Changes in assets and liabilities:
Accounts and financing receivables	(37,716)	7,061
Inventories	46,574	(9,642)
Prepaids, operating leases and other	(6,236)	(2,313)
Accounts payable	8,060	3,113
Accrued expenses and other liabilities	5,580	4,384
Floor plan payables - trade, net	(18,276)	—
Customer deposits and deferred revenue	19,985	(1,295)
Net cash flow from operating activities	138,926	42,829

Investing activities
Acquisition of business, net of cash acquired	(1,337,686)	—
Purchases of rental equipment	(188,389)	(67,546)
Proceeds from sales and disposals of rental equipment	99,833	38,933
Other investing activities, net	(3,238)	(701)
Net cash flow from investing activities	(1,429,480)	(29,314)

Financing activities
Proceeds from debt	952,743	—
Proceeds from issuance of common stock	883,000	—
Payment of common stock issuance costs	(6,386)	—
Payment of premiums on debt extinguishment	(53,469)	—
Share-based payments	(652)	—
Borrowings under revolving credit facilities	491,084	86,178
Repayments under revolving credit facilities	(347,111)	(85,208)
Repayments of notes payable	(507,509)	(1,146)
Finance lease payments	(5,223)	(15,950)
Acquisition of inventory through floor plan payables - non-trade	304,902	—
Repayment of floor plan payables - non-trade	(353,641)	—
Payment of debt issuance costs	(34,694)	(279)
Net cash flow from financing activities	1,323,044	(16,405)
Net Change in Cash	32,490	(2,890)
Cash at Beginning of Period	3,412	6,302
Cash at End of Period	$35,902	$3,412

	Twelve Months Ended December 31,
(in $000s)	2021	2020
Supplemental Cash Flow Information
Cash paid for interest	$92,625	$60,340
Cash paid for income taxes	541	646
Non-Cash Investing and Financing Activities:
Non-cash consideration - acquisition of business	187,935	—
Rental equipment and property and equipment purchases in accounts payable	—	9,122
Rental equipment sales in accounts receivable	1,555	5,120

CUSTOM TRUCK ONE SOURCE, INC.
NON-GAAP FINANCIAL AND PERFORMANCE MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We utilize these financial measures to manage our business on a day-to-day basis and some of these measures are commonly used in our industry to evaluate performance. We believe these non-GAAP measures provide investors expanded insight to assess performance, in addition to the standard GAAP-based financial measures. The press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described herein, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income/loss, net income/loss, earnings/loss per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.
Custom Truck LP became a wholly owned subsidiary of the Company on April 1, 2021. The Company's condensed consolidated financial statements prepared under GAAP include Custom Truck LP as of December 31, 2021, and for the period from April 1, 2021 to December 31, 2021. Information presented for the three and twelve months ended December 31, 2020 is that of Nesco Holdings. Accordingly, the financial information presented under GAAP for the current periods is not comparable to those of corresponding prior periods. As a result, we have included information on a “pro forma combined basis” as further described below, which we believe provides for more meaningful year-over-year comparability.
Pro Forma Financial Information. The unaudited pro forma combined financial information presented on the subsequent pages give effect to the Company's acquisition of Custom Truck LP, as if the Acquisition had occurred on January 1, 2020, and is presented to facilitate comparisons with our results following the Acquisition. This information has been prepared in accordance with Article 11 of Regulation S-X. Such unaudited pro forma combined financial information also uses the estimated fair value of assets and liabilities on April 1, 2021, the closing date of the Acquisition, and makes the following assumptions: (1) removes acquisition-related costs and charges that were recognized in the Company's condensed consolidated financial statements in the twelve months ended December 31, 2021, and applies these costs and charges to the twelve months ended December 31, 2020, as if the transactions had occurred on January 1, 2020; (2) removes the loss on the extinguishment of debt that was recognized in the Company's condensed consolidated financial statements in the twelve months ended December 31, 2021, and applies the charge to the twelve months ended December 31, 2020, as if the debt extinguishment giving rise to the loss had occurred on January 1, 2020; (3) adjusts for the impacts of purchase accounting in the three and twelve months ended December 31, 2021 and 2020; (4) adjusts interest expense, including amortization of debt issuance costs, to reflect borrowings on the ABL Facility and issuance of the 2029 Secured Notes, as if the funds had been borrowed and the 2029 Secured Notes had been issued on January 1, 2020 and used to repay pre-acquisition debt; and, (5) adjusts for the income tax effect using a tax rate of 25%.
Pro Forma Adjusted EBITDA. We present Pro Forma Adjusted EBITDA as if the Acquisition had occurred on January 1, 2020. Refer to the reconciliation of pro forma combined net income (loss) to Pro Forma Adjusted EBITDA for the three and twelve-month periods ended December 31, 2021 and 2020 in this press release.

CUSTOM TRUCK ONE SOURCE, INC.
SCHEDULE 1 — ADJUSTED EBITDA RECONCILIATION
(unaudited)
The Adjusted EBITDA Reconciliation presented below for the three months ended December 31, 2021, and twelve months ended December 31, 2021, include the results of Custom Truck LP from April 1, 2021 to December 31, 2021. The Adjusted EBITDA Reconciliation for the three and twelve months ended December 31, 2020, represent those of Nesco Holdings before the acquisition of Custom Truck LP and, therefore, is not comparable.

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended September 30, 2021
(in $000s)	2021 Actual	2020 Actual	2021 Actual	2020 Actual
Net income (loss)	$(3,713)	$(7,331)	$(181,501)	$(21,277)	$(20,525)
Interest expense	17,778	15,384	67,610	63,200	17,324
Income tax expense (benefit)	(6,043)	(4,233)	4,425	(30,074)	(186)
Depreciation and amortization	63,106	21,070	209,073	84,889	66,804
EBITDA	71,128	24,890	99,607	96,738	63,417
Adjustments:
Non-cash purchase accounting impact (1)	6,468	1,025	33,954	2,510	6,046
Transaction and integration costs (2)	8,900	6,562	51,993	11,660	7,748
Loss on extinguishment of debt (3)	—	—	61,695	—	—
Sales-type lease adjustment (4)	3,757	—	7,030	—	3,783
Share-based payments (5)	4,597	688	17,313	2,357	4,856
Change in fair value of derivative and warrants (6)	739	(846)	6,192	5,303	(1,427)
Adjusted EBITDA	$95,589	$32,319	$277,784	$118,568	$84,423
Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and further adjusted for non-cash purchase accounting impact, transaction and process improvement costs, including business integration expenses, share-based payments, the change in fair value of derivative instruments, sales-type lease adjustment, and other special charges that are not expected to recur. This non-GAAP measure is subject to certain limitations.

(1)    Represents the non-cash impact of purchase accounting, net of accumulated depreciation, on the cost of equipment and inventory sold. The equipment and inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the equipment cost pursuant to our credit agreement.
(2)    Represents transaction costs related to acquisitions of businesses, including post-acquisition integration costs, which are recognized within operating expenses in our consolidated Statements of Comprehensive Income (Loss). These expenses are comprised of professional consultancy, legal, tax and accounting fees. Also included are expenses associated with the integration of acquired businesses.
(3)    Loss on extinguishment of debt represents a special charge, which is not expected to recur. Such charges are adjustments pursuant to our credit agreement.
(4)    Represents the adjustment for the impact of sales-type lease accounting for certain leases containing rental purchase options (or “RPOs”), as the application of sales-type lease accounting is not deemed to be representative of the ongoing cash flows of the underlying rental contracts. This adjustment is made pursuant to our credit agreement.
(5) Represents non-cash share-based compensation expense associated with the issuance of stock options and restricted stock units.
(6) Represents the charge to earnings for our interest rate collar and the change in fair value of the liability for warrants.

CUSTOM TRUCK ONE SOURCE, INC.
SCHEDULE 2 — SUPPLEMENTAL PRO FORMA INFORMATION
(unaudited)
Pro Forma Combined Statements of Operations — Three Months Ended December 31, 2021

(in $000s)	Custom Truck One Source, Inc.	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$114,131	$—		$114,131
Equipment sales	212,509	—		212,509
Parts sales and services	29,799	—		29,799
Total revenue	356,439	—		356,439
Cost of revenue	232,653	(1,384)	b	231,269
Depreciation of rental equipment	45,934	—		45,934
Total cost of revenue	278,587	(1,384)		277,203
Gross profit	77,852	1,384		79,236
Selling, general and administrative	43,844	—		43,844
Amortization	13,334	—		13,334
Non-rental depreciation	1,768	—		1,768
Transaction expenses	9,065	—		9,065
Total operating expenses	68,011	—		68,011
Operating income (loss)	9,841	1,384		11,225
Interest expense, net	19,169	—		19,169
Finance and other expense (income)	428	—		428
Total other expense	19,597	—		19,597
Income (loss) before taxes	(9,756)	1,384		(8,372)
Taxes	(6,043)	346	c	(5,697)
Net income (loss)	$(3,713)	$1,038		$(2,675)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition and (ii) extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition. The adjustments also give effect to transaction expenses directly attributable to the Acquisition.
b.Represents the elimination from cost of revenue, of the run-off of the estimated step-up in fair value of inventory acquired that was recognized in the Company’s consolidated financial statements for the three months ended December 31, 2021. The impact of the step-up is reflected as an adjustment to the comparable prior period ended December 31, 2020, as if the Acquisition had occurred on January 1, 2020.
c.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Pro Forma Combined Statements of Operations — Three Months Ended December 31, 2020

(in $000s)	Nesco Holdings	Custom Truck LP	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$51,387	$57,986	$—		$109,373
Equipment sales	18,004	247,945	—		265,949
Parts sales and services	13,864	16,293	—		30,157
Total revenue	83,255	322,224	—		405,479
Cost of revenue	40,931	239,653	(1,336)	b	279,248
Depreciation of rental equipment	19,257	24,087	2,487	c	45,831
Total cost of revenue	60,188	263,740	1,151		325,079
Gross profit	23,067	58,484	(1,151)		80,400
Selling, general and administrative	12,897	32,505	—		45,402
Amortization	919	1,990	3,590	d	6,499
Non-rental depreciation	21	1,176	(233)	d	964
Transaction expenses	6,256	—	—		6,256
Total operating expenses	20,093	35,671	3,357		59,121
Operating income (loss)	2,974	22,813	(4,508)		21,279
Interest expense, net	15,384	11,342	(8,108)	e	18,618
Finance and other expense (income)	(846)	(4,422)	—		(5,268)
Total other expense	14,538	6,920	(8,108)		13,350
Income (loss) before taxes	(11,564)	15,893	3,600		7,929
Taxes	(4,233)	—	900	f	(3,333)
Net income (loss)	$(7,331)	$15,893	$2,700		$11,262
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition and (iii) the extinguishment of the outstanding borrowings of Custom Truck LP’s credit facility and term loan that was repaid on the closing of the Acquisition.
b.Represents adjustments to cost of revenue for the reduction to depreciation expense for the difference between historical depreciation and estimated depreciation of the preliminary fair value of the property and equipment.
c.Represents the adjustment for depreciation of rental fleet relating to the estimated mark-up to fair value from purchase accounting as a result of the Acquisition.
d.Represents the differential in other amortization and depreciation related to the estimated fair value of the identified intangible assets and non-rental property and equipment from purchase accounting as a result of the Acquisition.
e.Reflects the differential in interest expense, inclusive of amortization of capitalized debt issuance costs, related to the Company’s debt structure after the Acquisition as though the following had occurred on January 1, 2020: (i) borrowings under the ABL Facility; (ii) repayment of Nesco Holdings' 2019 Credit Facility; (iii) repayment of Nesco Holdings' 2024 Secured Notes; (iv) repayment of Custom Truck LP’s borrowings under its revolving credit and term loan facility; and, (v) the issuance of the 2029 Secured Notes.
f.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Pro Forma Combined Statements of Operations — Twelve Months Ended December 31, 2021

(in $000s)	Custom Truck One Source, Inc.	Custom Truck LP (Three Months Ended March 31, 2021)	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$370,067	$51,973	$—		$422,040
Equipment sales	695,334	245,955	—		941,289
Parts sales and services	101,753	18,543	—		120,296
Total revenue	1,167,154	316,471	—		1,483,625
Cost of revenue	800,031	240,678	(19,186)	b	1,021,523
Depreciation of rental equipment	157,110	22,757	3,817	c	183,684
Total cost of revenue	957,141	263,435	(15,369)		1,205,207
Gross profit	210,013	53,036	15,369		278,418
Selling, general and administrative	155,783	34,428	—		190,211
Amortization	40,754	1,990	3,589	d	46,333
Non-rental depreciation	3,613	1,151	(213)	d	4,551
Transaction expenses	51,830	5,254	(40,277)	e	16,807
Total operating expenses	251,980	42,823	(36,901)		257,902
Operating income (loss)	(41,967)	10,213	52,270		20,516
Loss on extinguishment of debt	61,695	—	(61,695)	f	—
Interest expense, net	72,843	9,992	(3,919)	g	78,916
Finance and other expense (income)	571	(2,346)	—		(1,775)
Total other expense	135,109	7,646	(65,614)		77,141
Income (loss) before taxes	(177,076)	2,567	117,884		(56,625)
Taxes	4,425	—	29,471	h	33,896
Net income (loss)	$(181,501)	$2,567	$88,413		$(90,521)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition and (iii) the extinguishment of the outstanding borrowings of Custom Truck LP’s credit facility and term loan that was repaid on the closing of the Acquisition.
b.Represents the elimination from cost of revenue of the run-off of the estimated step-up in fair value of inventory acquired that was recognized in the Company’s consolidated financial statements for the twelve months ended December 31, 2021. The impact of the step-up is reflected as an adjustment to the comparable prior period ended December 31, 2020, as if the Acquisition had occurred on January 1, 2020. Includes the reduction to depreciation expense for the difference between historical depreciation and estimated depreciation of the preliminary fair value of the property and equipment.
c.Represents the adjustment for depreciation of rental fleet relating to the estimated mark-up to fair value from purchase accounting as a result of the Acquisition.
d.Represents the differential in other amortization and depreciation related to the estimated fair value of the identified intangible assets and non-rental property and equipment from purchase accounting as a result of the Acquisition.
e.Represents the elimination of transaction expenses recognized in the Company’s consolidated financial statements for the twelve months ended December 31, 2021. The expenses were directly attributable to the Acquisition and are reflected as adjustments to the comparable prior period (e.g., December 31, 2020) as if the Acquisition had occurred on January 1, 2020.
f.Represents the elimination of the loss on extinguishment of debt recognized in the Company’s consolidated financial statements for the twelve months ended December 31, 2021, as though the repayment of Nesco Holdings' 2019 Credit Facility and its 2024 Secured Notes had occurred on January 1, 2020.
g.Reflects the differential in interest expense, inclusive of amortization of capitalized debt issuance costs, related to the Company’s debt structure after the Acquisition as though the following had occurred on January 1, 2020: (i) borrowings under the ABL Facility; (ii) repayment of Nesco Holdings' 2019 Credit Facility; (iii) repayment of Nesco Holdings' 2024 Secured Notes; (iv) repayment of Custom Truck LP’s borrowings under its revolving credit and term loan facility; and, (v) the issuance of the 2029 Secured Notes.
h.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Pro Forma Combined Statements of Operations — Twelve Months Ended December 31, 2020

(in $000s)	Nesco Holdings	Custom Truck LP	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$195,490	$215,008	$—		$410,498
Equipment sales	56,632	764,302	—		820,934
Parts sales and services	50,617	74,432	—		125,049
Total revenue	302,739	1,053,742	—		1,356,481
Cost of revenue	147,764	769,913	14,775	b	932,452
Depreciation of rental equipment	78,532	97,653	8,643	c	184,828
Total cost of revenue	226,296	867,566	23,418		1,117,280
Gross profit	76,443	186,176	(23,418)		239,201
Selling, general and administrative	46,409	119,814	—		166,223
Amortization	3,153	8,381	13,936	d	25,470
Non-rental depreciation	95	4,722	(972)	d	3,845
Transaction expenses	9,538	—	40,277	e	49,815
Total operating expenses	59,195	132,917	53,241		245,353
Operating income (loss)	17,248	53,259	(76,659)		(6,152)
Loss on extinguishment of debt	—	2,261	61,695	f	63,956
Interest expense, net	63,200	54,244	(26,232)	g	91,212
Finance and other expense (income)	5,399	(12,199)	—		(6,800)
Total other expense	68,599	44,306	35,463		148,368
Income (loss) before taxes	(51,351)	8,953	(112,122)		(154,520)
Taxes	(30,074)	—	(28,031)	h	(58,105)
Net income (loss)	$(21,277)	$8,953	$(84,091)		$(96,415)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition and (iii) the extinguishment of the outstanding borrowings of Custom Truck LP’s credit facility and term loan that was repaid on the closing of the Acquisition.
b.Represents adjustments to cost of revenue for (i) the run-off of the estimated step-up in fair value of inventory acquired and (ii) a reduction to depreciation expense for the difference between historical depreciation and estimated depreciation of the preliminary fair value of the property and equipment.
c.Represents the adjustment for depreciation of rental fleet relating to the estimated mark-up to fair value from purchase accounting as a result of the Acquisition.
d.Represents the differential in other amortization and depreciation related to the estimated fair value of the identified intangible assets and non-rental property and equipment from purchase accounting as a result of the Acquisition.
e.Represents transaction expenses directly attributable to the Acquisition as if the Acquisition had occurred on January 1, 2020.
f.Represents the loss on extinguishment of debt as though the repayment of Nesco Holdings' 2019 Credit Facility and its 2024 Secured Notes had occurred on January 1, 2020.
g.Reflects the differential in interest expense, inclusive of amortization of capitalized debt issuance costs, related to the Company’s debt structure after the Acquisition as though the following had occurred on January 1, 2020: (i) borrowings under the ABL Facility; (ii) repayment of Nesco Holdings' 2019 Credit Facility; (iii) repayment of Nesco Holdings' 2024 Secured Notes; (iv) repayment of Custom Truck LP’s borrowings under its revolving credit and term loan facility; and, (v) the issuance of the 2029 Secured Notes.
h.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Reconciliation of Pro Forma Combined Net Income (Loss) to Pro Forma Adjusted EBITDA
The following table provides a reconciliation of pro forma combined net income (loss) to pro forma Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in $000s)	2021	2020	2021	2020
Net income (loss)	$(2,675)	$11,262	$(90,521)	$(96,415)
Interest expense	17,778	15,051	71,204	75,086
Income tax expense (benefit)	(5,697)	(3,333)	33,896	(58,105)
Depreciation and amortization	63,106	55,191	243,570	222,878
EBITDA	72,512	78,171	258,149	143,444
Adjustments:
Non-cash purchase accounting impact	5,084	686	15,755	21,682
Transaction and process improvement costs	8,900	2,284	16,967	53,037
Loss on extinguishment of debt	—	—	—	63,956
Sales-type lease adjustment	3,757	1,355	8,185	3,210
Share-based payments	4,597	1,284	17,870	4,435
Change in fair value of derivative and warrants	739	(618)	6,192	5,303
Adjusted EBITDA	$95,589	$83,162	$323,118	$295,067